Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Arras Minerals Corp. (the “Company”) of our report dated February 16, 2022 with respect to the financial statements of the Company as of October 31, 2021 and for the period from the Company’s inception on February 5, 2021 to October 31, 2021. We also consent to the reference to us under the heading “Principal Accountant Fees and Services” in this Annual Report.

/s/ Smythe LLP

Smythe LLP, Chartered Professional Accountants

Vancouver, Canada

February 17, 2022